Exhibit 23.01


                CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration
Statement on Form S-8 of our reports dated July 28, 1997 on our audits of the consolidated financial statements and the consolidated financial statement schedule of Carpenter Technology
Corporation and subsidiaries as of June 30, 1997 and 1996 and for each of the three years in the period ended June 30, 1997, which reports are included in Carpenter Technology Corporation's Annual Report on
Form 10-K for the fiscal year ended June 30, 1997.



/s/Coopers & Lybrand L.L.P.



Philadelphia, Pennsylvania
May 27, 1998
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